Exhibit 1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto.  This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.
Dated: July 16, 2018
JAB FOREST B.V. JAB HOLDINGS B.V. DONATA HOLDINGS B.V.

By:	/s/ Constantin Thun
Name:	Constantin Thun
Title:	Director

By:	/s/ Merel Broers
Name:	Merel Broers
Title:	Director

ACORN HOLDINGS B.V.

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	Proxy Holder

JAB INVESTMENTS S.À R.L.
JAB HOLDING COMPANY S.À R.L.
By:	/s/ Markus Hopmann
Name:	Markus Hopmann
Title:	Manager

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	Manager

AGNATEN SE
LUCRESCA SE
By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	Authorized Representative

MAPLE HOLDINGS B.V.
By:	/s/ Merel Broers
Name:	Merel Broers
Title:	Director

By:	/s/ Leo Burgers
Name:	Leo Burgers
Title:	Director

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